DEPOSITARY SHARES, EACH REPRESENTING 1/100 OF A SHARE OF 6.50% SERIES F CUMULATIVE REDEEMABLE PREFERRED SHARES PAR VALUE $.03 PER SHARE

NUMBER

DSF

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES OF

DEPOSITARY SHARES

Weingarten Realty Investors

A TEXAS REAL ESTATE INVESTMENT TRUST

FORMED UNDER THE LAWS OF THE STATE OF TEXAS

THIS DEPOSITARY RECEIPT IS TRANSFERABLE IN JERSEY CITY, NJ AND NEW YORK, NY

CUSIP 948741 88 9

SEE REVERSE FOR CERTAIN DEFINITIONS

Mellon Investor Services LLC, a New Jersey limited liability company ("Depositary"), hereby certifies that is the registered owner of

Depositary Shares (the "Depositary Shares"), each Depositary Share representing one hundredth (1/100) of a share of 6.50% Series F Cumulative Redeemable Preferred Shares, par value $.03 per share (the "Shares") of Weingarten Realty Investors, a real estate investment trust duly formed and existing under the laws of the State of Texas (the "Trust"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement (the "Deposit Agreement"), among the Trust, the Depositary and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipt (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated:

Stanford Alexander

Chairman

M. Candace DuFour

Secretary

WEINGARTEN REALTY INVESTORS — TEXAS

Countersigned and Registered:

MELLON INVESTOR SERVICES LLC

as Depositary, Registrar and Transfer Agent

By:

Authorized Signature

THERE ARE RESTRICTIONS ON THE TRANSFER OF THE SHARES EVIDENCED BY THIS CERTIFICATE AS MORE FULLY SET FORTH ON THE REVERSE HEREOF.

AMERICAN BANK NOTE COMPANY

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003

/ ETHER 7 / LIVE JOBS / W / WEINGARTEN / 25992 lot 2

PRODUCTION COORDINATOR: DENISE LITTLE: 931-490-1706
PROOF OF JANUARY 23, 2007
WEINGARTEN REALTY INVESTORS
TSB 25992 FC LOT 2

OPERATOR: ANTHONY

NEW

COLORS SELECTED FOR PRINTING: Logo prints in black. Intaglio prints in SC-7 dark blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

WEINGARTEN REALTY INVESTORS This Receipt and the Depositary Shares represented hereby are subject in all respects to the laws of the State of Texas and to the Declaration of Trust and Bylaws of the Trust and any amendments thereto. The Declaration of Trust, as amended, provides that no shareholder shall have any preemptive rights to acquire unissued or treasury shares of the Trust. The Declaration of Trust also restricts the transfer of the shares and beneficial interest evidenced by this Receipt in connection with the qualification of the Trust as a real estate investment trust. Copies of the Trust’s Declaration of Trust are on file with the Harris County, Texas, County Clerk and will be furnished to any shareholder of record without charge upon written request to the Trust at the principal place of business or registered office.

The Trust will furnish a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class which the Trust is authorized to issue and the difference in the relative rights and preferences between the shares of each series of any preferred class to the extent they have been set and the authority of the trust managers to set the relative rights and preferences of subsequent series to any holder of shares without charge on written request to the Trust at its principal place of business or registered office.

The following abbreviations, when used in the inscription on the face of this Receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common TEN ENT – as tenants by the entireties JT TEN – as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT– Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list For value received, hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee.

Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises.

ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION

SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”), AND MUST NOT BE DATED.

GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE. NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Receipt, in every particular,

without alteration or enlargement, or any change whatsoever. AMERICAN BANK NOTE COMPANY

711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 / ETHER 7 / LIVE JOBS / W / WEINGARTEN / 25992 BK lot 2 PRODUCTION COORDINATOR: DENISE LITTLE: 931-490-1706

PROOF OF JANUARY 23, 2007 WEINGARTEN REALTY INVESTORS

TSB 25992 BK LOT 2 OPERATOR: ANTHONY NEW PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF